Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8
No. 333-_____) pertaining to the PVH Associates Investment Plan of our reports dated March 31, 2021, with respect to the consolidated financial statements and schedule of PVH Corp. and the effectiveness of internal control over financial reporting of PVH Corp. included in its Annual Report (Form 10-K) for the year ended January 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
September 13, 2021